Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q for the period ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Lawrence Helson, Chief Executive Officer and Chief Financial Officer of SignPath Pharma Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 5, 2009	SIGNPATH PHARMA INC.

	By:	/s/ Dr. Lawrence Helson
Dr. Lawrence Helson
Chief Executive Officer and
Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to SignPath Pharma Inc. and will be retained by SignPath Pharma Inc. and furnished to the Securities and Exchange Commission or its staff upon request.